Exhibit B
                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET

                                                 AT MARCH 31,
                                         ----------------------------
                                            1999             1998
                                         -----------      -----------
ASSETS
Current Assets:
  Cash                                   $   148,186      $   602,926
  Short Term Investments                   6,721,129        5,756,427
  Accounts Receivable                     14,739,818        7,737,828
  Accounts Receivable-Interco                  4,839            9,639
  Reserve for Bad Debts                     (646,498)        (533,862)
  Gas Storage                              1,821,084          296,253
  Other Current Assets                        29,376        1,645,212
                                         -----------      -----------
                                          22,817,934       15,514,423
                                         -----------      -----------

Property, Plant, and Equipment
  Furniture and Fixtures                     681,439          382,217
Less - Accumulated DD&A                     (202,377)         (80,397)
                                         -----------      -----------
                                             479,062          301,820
                                         -----------      -----------

Other Assets:
  Long Term Investments                      406,482          791,391
  Other Deferred Debits                      516,079          354,503
                                         -----------      -----------
                                             922,561        1,145,894
                                         -----------      -----------

                                         $24,219,557      $16,962,137
                                         ===========      ===========

LIABILITIES
Current Liabilities:
Accounts Payable                         $   278,818      $ 1,846,285
  Accrued Liabilities                      3,046,982        2,856,963
  Current Income Taxes-Federal               397,206         (869,875)
  Current Income Taxes-State                  48,383           55,396
  Accounts Payable-Intercompany              279,215        1,163,149
  Dividends Payable                           35,000           35,000
  Intercompany Borrowing                   9,700,000                0
                                         -----------      -----------
                                          13,785,604        5,086,918
                                         -----------      -----------

Long Term Liabilities:
Deferred Income Taxes                       (867,094)        (674,688)
Miscellaneous Deferred Credits              (823,070)       1,548,748
                                         -----------      -----------
                                          (1,690,164)         874,060
                                         -----------      -----------

Stockholder's Equity:
  Common Stock                                10,000           10,000
  Capital Paid in Excess of Par            3,490,000        3,490,000
  Retained Earnings                        9,149,117        7,886,159
  Retained Earnings - Dividends             (525,000)        (385,000)
                                         -----------      -----------
Total Equity                              12,124,117       11,001,159
                                         -----------      -----------

                                         $24,219,557      $16,962,137
                                         ===========      ===========